UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
     -------------------------------------------------------------


                      Post-Effective Amendment No. 2 to
                                 FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                    1933
     -------------------------------------------------------------

                         FLORIDA ROCK INDUSTRIES, INC.

FLORIDA                                           59-0573002
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)		   Identification No.)

155 East 21st Street
Jacksonville, Florida                             32206
(Address of principal executive offices)          (Zip code)
     -------------------------------------------------------------


                        FLORIDA ROCK INDUSTRIES, INC.
                    AMENDED AND RESTATED 2000 STOCK PLAN
                          (Full title of the plan)
     -------------------------------------------------------------


                             John D. Milton, Jr.
       Executive Vice President, Treasurer and Chief Financial Officer
                            155 East 21st Street
                        Jacksonville, Florida 32206
                  (Name and address of agent for service)
                               904-355-1781
                   (Telephone number, including area code,
                            of agent for service)
          -------------------------------------------------------------

                                  Copies to:
                             Daniel B. Nunn, Jr.
                              McGuireWoods LLP
                            50 North Laura Street
                                 Suite 3300
                         Jacksonville, Florida 32202
          -------------------------------------------------------------


                        CALCULATION OF REGISTRATION FEE
------------------- ------------  -----------------	---------------	-----------------

Title of Securities Amount to be     Proposed            Proposed         Amount of

to be registered    registered     maximum offering   aggregate offering  registration fee

                                   price per unit (1)     price (1)
------------------- ------------   -----------------    --------------- -----------------

Common Stock (2)(3)
($.10 par value)      700,000          $56.39            $39,473,000         $3,193.37

=================== ============   =================    =============== =================


     1. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices as reported on the New York Stock Exchange Composite Transactions List on December 26, 2003.

     2. This registration statement also applies to preferred share purchase rights which are attached to and trade with each share of common stock.

     3. This registration statement also will cover any additional shares of common stock, par value $0.10 per share, which become issuable under the Plan by reason of a stock split, stock dividend, recapitalization or any other similar transaction.

     As permitted under General Instruction E to Form S-8, this Post-Effective Amendment 2 to the registration statement on Form S-8 (the "Registration Statement") incorporates by reference the contents and information set forth in the Registration Statement No. 333-47618 on Form S-8 filed with the Securities and Exchange Commission on October
10, 2000, the Post-Effective Amendment No. 1 to the Registration Statement No. 333-47618 filed with the Securities and Exchange
Commission on August 24, 2001, pursuant to which Florida Rock
Industries, Inc. (the "Company") registered 1,125,000 shares of the Company's common stock, $0.10 par value (the "Common Stock"), under the Florida Rock Industries, Inc. 2000 Stock Plan (the "2000 Stock Plan"), and the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on December 24, 2003.

     On February 5, 2003, the Company's stockholders approved an amendment to the 2000 Stock Plan increasing the authorized shares of Common Stock that may be issued under the 2000 Stock Plan by 700,000 shares, from 1,125,000 shares to 1,825,000 shares.

Item 8.   Exhibits.

     Exhibits required to be filed with this Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that previously have been filed with the Securities and Exchange Commission and that are designated by reference to their exhibit number in prior filings are incorporated by reference and made a part of this Registration Statement.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 31st day of December, 2003.

                         FLORIDA ROCK INDUSTRIES, INC.
                                 (Registrant)

                         By:  /s/ John D. Milton, Jr.
                            ---------------------------------
                             John D. Milton, Jr.,
         Executive Vice President, Treasurer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the ____ day of December, 2003.

SIGNATURE           TITLE                   SIGNATURE                TITLE


Edward L. Baker     Director                Luke E. Fichthorn, III   Director

/S/ John D. Milton, Jr.			    /s/ John D. Milton, Jr.
----------------------------------	    ---------------------------------
By: John D. Milton, Jr.,                    By: John D. Milton, Jr.,
    Attorney-in-Fact				Attorney-in-Fact


John D. Baker II     Director, President    G. Kennedy Thompson      Director
                     and Chief Executive
                     Officer (Principal
                     Executive Officer)
/s/ John D. Milton, Jr.			    /s/ John D. Milton, Jr.
-----------------------------------	    ----------------------------------
By: John D. Milton, Jr., 		    By: John D. Milton, Jr.,
    Attorney-in-Fact				Attorney-in-Fact


Thompson S. Baker, II Director,             J. Dix Druce 	     Director
		      Vice President

/s/ John D. Milton, Jr.			    /s/ John D. Milton, Jr.
------------------------------------	    ----------------------------------
By:  John D. Milton, Jr., 		    By:  John D. Milton, Jr.,
     Attorney-in-Fact				 Attorney-in-Fact

Wallace A. Patzke, Jr.Vice President,       A.R. Carpenter           Director
                      Controller, Director
                      and Chief Accounting
                      Officer (Principal
                      Accounting Officer)

/s/ John D. Milton, Jr.			    /s/ John D. Milton, Jr.
------------------------------------	    -----------------------------------
By: John D. Milton, Jr., 		    By: John D. Milton, Jr.,
    Attorney-in-Fact				Attorney-in-Fact


/s/ John D. Milton, Jr.
------------------------------------        -----------------------------------
John D. Milton, Jr.   Executive Vice        Tillie K. Fowler,Director
                      President, Treasurer
                      and Chief Financial
		      Officer
		      (Principal Financial
                      Officer) and Director



------------------------------------
Martin E. Stein, Jr., Director


     Pursuant to the requirements of the Securities Act of 1933, the 2000 Stock Plan Committee, which is the Florida Rock Industries, Inc. Compensation Committee, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on December 31, 2003.

                        The Florida Rock Industries, Inc.
                            2000 Stock Plan Committee

                         /s/ Luke E. Fichthorn III
                       -------------------------------------
                         Name:  Luke E. Fichthorn III
                         Title: Chairman


                                 EXHIBIT INDEX

4.1(a) Restated Articles of Incorporation (incorporated by reference from Exhibit 3(a) to the Company's Form 10-Q for the quarter ended December 31, 1986).

4.1(b) Amendment to Restated Articles of Incorporation (incorporated by reference from the Company's Form 10-K for the fiscal year ended September 30, 1993).

4.1(c) Amendment to Restated Articles of Incorporation (incorporated by reference from an appendix to the Company's Proxy Statement dated December 15, 1994).

4.1(d) Amendment to the Articles of Incorporation (incorporated by reference from an exhibit to the Company's Form 10-Q for the quarter ended March 31, 1998).

4.1(e) Amendment to the Articles of Incorporation (incorporated by reference from Exhibit 4 of the Company's Form 8-K dated May 5,
          1999).

4.2(a)    Restated Bylaws (incorporated by reference from Exhibit
          3(ii)(a) to the Company's Form 10-K for the year ended September 30, 1993).

4.2(b)    Amendment to Restated Bylaws adopted October 5, 1994
          (incorporated by reference from Exhibit 3(ii)(b) to the Company's Form 10-K for the year ended September 30, 1994).

4.2(c)    Amendment to Restated Bylaws adopted February 4, 1998
          (incorporated by reference from Exhibit 3(b)(3) to the Company's Form 10-Q for the quarter ended March 31, 1998).

4.3 Rights Agreements dated as of May 5, 1999, between the Company and First Union National Bank (incorporated by reference from Exhibit 4 to the Company's Form 8-K dated May 5, 1999).

4.4 Florida Rock Industries, Inc. Amended and Restated 2000 Stock Plan (incorporated by reference from Appendix A to the Company's Proxy Statement dated December 23, 2002).

5         Opinion of Counsel.

23.1      Consent of Deloitte & Touche LLP, independent public accountants.

23.2      Consent of Counsel (included in Opinion attached as Exhibit 5).

24        Special Power of Attorney.



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